SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 10

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of July 18, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

      WHEREAS, the parties desire to amend the Agreement to delete AIM Libra Fund from the Agreement; and

      WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by AIM Global Health Care Fund effective July 18, 2005;

      NOW, THEREFORE, the parties agree as follows;

      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                           FUNDS AND EFFECTIVE DATES

NAME OF FUND                                   EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                   ------------------------------------
AIM Developing Markets Fund                              September 1, 2001

AIM Global Health Care Fund                              September 1, 2001

AIM Trimark Endeavor Fund                                November 3, 2003

AIM Trimark Fund                                         November 3, 2003

AIM Trimark Small Companies Fund                         November 3, 2003"

                                   "APPENDIX B
                           COMPENSATION TO THE ADVISOR

      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM DEVELOPING MARKETS FUND

NET ASSETS                                                                      ANNUAL RATE
----------                                                                      -----------
First $500 million..............................................................   0.975%
Next $500 million...............................................................    0.95%
Next $500 million...............................................................   0.925%
On amounts thereafter...........................................................    0.90%

                           AIM GLOBAL HEALTH CARE FUND

NET ASSETS                                                                      ANNUAL RATE
----------                                                                      -----------
First $350 million..............................................................    0.75%
Next $350 million...............................................................    0.65%
Next $1.3 billion...............................................................    0.55%
Next $2 billion.................................................................    0.45%
Next $2 billion.................................................................    0.40%
Next $2 billion.................................................................   0.375%
Over $8 billion.................................................................    0.35%

                            AIM TRIMARK ENDEAVOR FUND

NET ASSETS                                                                      ANNUAL RATE
----------                                                                      -----------
First $1 billion................................................................    0.80%
On amounts thereafter...........................................................    0.75%

                                AIM TRIMARK FUND
                        AIM TRIMARK SMALL COMPANIES FUND

NET ASSETS                                                                      ANNUAL RATE
----------                                                                      -----------
First $1 billion................................................................    0.85%
On amounts thereafter...........................................................    0.80%"

      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                               AIM INVESTMENT FUNDS

Attest:    /s/John H. Lively                   By:    /s/ Robert H. Graham
        ----------------------------               -----------------------------
           Assistant Secretary                        Robert H. Graham
                                                      President

(SEAL)

                                               AIM ADVISORS, INC.

Attest:    /s/ John H. Lively                  By:    /s/ Mark H. Williamson
        ----------------------------               -----------------------------
           Assistant Secretary                        Mark H. Williamson
                                                      President

(SEAL)

                                       3